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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Incentive Stock Plan, 1996 Employee Stock Purchase Plan, and 1996 Director Option Plan of Neurocrine Biosciences, Inc. of our report dated February 9, 1996, except for Note 8, as to which the date is March 29, 1996, with respect to the consolidated financial statements of Neurocrine Biosciences, Inc. included in its Registration Statement (Form S-1) dated May 23, 1996, filed with the Securities and Exchange Commission.


                                                              Ernst & Young LLP

San Diego, California
October 14, 1996